UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2012 (September 27, 2012)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

3700 South Stonebridge Drive, McKinney, Texas 75070

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 569-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2012, Torchmark Corporation (Torchmark), its subsidiary TMK Re Ltd. (TMK), Wells Fargo Bank, National Association (Wells Fargo) and the other lenders party thereto entered into an amendment to the Credit Agreement dated as of December 10, 2012, among Torchmark, as Borrower, TMK, as a Loan Party, Wells Fargo, as Administrative Agent, Swing Line Lender, L/C Issuer and L/C Administrator and the other lenders listed therein (Credit Agreement). Such amendment, the First Amendment to Credit Agreement, dated as of September 27, 2012, among Torchmark as Borrower, TMK, the lenders listed on the signature pages hereof as Lenders and Wells Fargo, as Administrative Agent (First Amendment), adds a new clause to the exceptions from Section 7.09 Burdensome Agreements of the Credit Agreement. It expressly exempts from the negative covenant on entry by Torchmark or a subsidiary into any contractual obligation that constitutes a burdensome agreement, the obligations arising from the declaration of trust under which certain subordinated debentures of Southwestern American Financial Corporation that will be assumed by Torchmark upon the closing of Torchmark’s acquisition of Family Heritage Life Insurance Company of America (Family Heritage), were issued. This portion of the First Amendment will only become effective upon the closing of the acquisition of Family Heritage. The remainder of the First Amendment corrects minor scrivener’s errors in the Credit Agreement and became effective on September 27, 2012. The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment, which is attached to this Form 8-K as Exhibit 10.1 and which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

None.

(b)	Pro forma financial information.

None.

(c)	Shell company transactions.

None.

(d)	Exhibits.

10.1 First Amendment to Credit Agreement dated as of September 27, 2012, among Torchmark Corporation, as Borrower, TMK Re, Ltd., the other lenders listed on the signature pages hereof as Lenders and Wells Fargo Bank, National Association, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: October 1, 2012	/s/ Carol A. McCoy
Carol A. McCoy,
Vice President, Associate Counsel and Secretary